SUBADVISORY AGREEMENT


         AGREEMENT made as of the ___ day of _________, 2002, between WEISS MONEY MANAGEMENT, INC., 4176 Burns Road, Palm Beach Gardens, Florida 33410 (hereinafter called the "Manager"), and DELRAY FINANCIAL CORPORATION, 10356 St. Andrews Road, Boynton Beach, Florida 33436 (hereinafter called the "Subadviser").

         WHEREAS, The Weiss Fund (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager has entered into Investment Advisory Agreement(s) (the "Advisory Agreement") with the Trust, pursuant to which the Manager acts as investment adviser to the portfolio assets of certain series of the Trust listed on Schedule A hereto, as amended from time to time (each a "Fund" and, collectively, the "Funds"); and

         WHEREAS, the Manager desires to utilize the services of the Subadviser as investment subadviser with respect to each Fund; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

I. Duties of the Subadviser. The Subadviser will serve the Manager as investment subadviser with respect to each Fund.

          A. As investment subadviser to the Funds, the Subadviser is hereby authorized and directed and hereby agrees, in accordance with the Subadviser's best judgment and subject to the stated investment objectives, policies and restrictions of the Funds as set forth in the current prospectuses and statements of additional information of the Trust (including amendments) and in accordance with the Trust's Declaration of Trust, as amended, and By-laws governing the offering of its shares (collectively, the "Trust Documents"), the 1940 Act and the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), relating to regulated investment companies, and subject to such resolutions as from time to time may be adopted by the Trust's Board of Trustees, to render continuous investment advice to the Manager as to the investment of the Funds' assets, provide supervision of the Funds' assets, and furnish a continuous investment program for the Funds, as may be most appropriate to the achievement of the investment objectives of the Funds as stated in the aforesaid prospectuses, and to provide research and analysis relative to the investment program and investments of the Funds and to monitor on a continuing basis the performance of the portfolio securities of the Funds. The Subadviser shall have no discretion regarding nor responsibility for the implementation or execution of transactions which it recommends to the Manager for any Fund, such discretion and responsibility being solely with the Manager in the exercise of its independent judgement regarding the appropriateness of the Subadviser's investment recommendations for the Fund in light of its investment objectives, policies and restrictions. The Manager will make available to the Subadviser certain research services.

          B. The Subadviser shall (i) comply with all reasonable requests of the Trust, or the independent auditors of the Trust, for information, including information required in connection with the Trust's annual audit and filings with the Securities and Exchange Commission (the "SEC") and state securities commissions, and (ii) provide such other services as the Subadviser shall from time to time determine to be necessary or useful to the administration of the Funds, including, but not limited to, cooperation with the Manager in connection with any examination of the Trust by the SEC or any other regulatory agency.

          C. The Subadviser shall furnish to the Trust's Board of Trustees periodic reports on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

D. The investment advisory services provided by the Subadviser under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Manager or the Trust.

II. Delivery of Documents to the Manager. The Subadviser has furnished the Manager with copies of each of the following documents:

          A. The Subadviser's current Form ADV and any amendments thereto; and

          B. The Code of Ethics of the Subadviser as currently in effect.

         The Subadviser will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser will provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items A and B above will be provided within 30 days of the time such materials became available to the Subadviser.

III. Expenses.

         The Subadviser shall pay all of its expenses arising from the performance of its obligations under Section I.

IV. Compensation.

         The Manager shall pay to the Subadviser for its services hereunder, and the Subadviser agrees to accept as full compensation therefor, a fee with respect to each Fund as set forth on Schedule B. If the Subadviser shall serve hereunder for less than the whole of any payment period, the fee hereunder shall be prorated accordingly.

V. Independent Contractor.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Funds, any other series of the Trust or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Funds, any other series of the Trust or the Manager.

VI. Term of Agreement.

         This Agreement shall continue in full force and effect for two years from the date of execution, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to such date of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by a Fund, by vote of the Trust's Board of Trustees or a majority of the outstanding voting securities of the applicable Fund (as defined by the 1940
Act), or by the Manager or by the Subadviser upon 60 days' written notice. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act) or upon the termination of the Advisory Agreement.

VII. Amendments.


         This Agreement may be amended by consent of the parties hereto provided that the consent of the applicable Fund is obtained in accordance with the requirements of the 1940 Act.

VIII. Confidential Treatment.


         It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Funds. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may or may not be bought or sold for the Funds, and any nonpublic personal information of Fund shareholders, as such information is defined under Regulation S-P, or any list derived from such information, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Funds, and may not be disclosed to any third parties.

IX. Representations and Warranties. The Subadviser hereby represents and warrants as follows:


          A. The Subadviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

          B. The Subadviser has all requisite authority to enter into, execute, deliver and perform the Subadviser's obligations under this Agreement;

          C.  The  Subadviser's   performance  of  its  obligations  under  this
Agreement does not conflict with any law, regulation or order to which the Subadviser is subject; and

          D. The Subadviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Funds ("Registration Statement"), and (ii) each Fund's prospectuses and statements of additional information (including amendments) thereto, in each case in the form received from the Manager with respect to the disclosure about the Subadviser and the Funds of which the Subadviser has knowledge ("Subadviser and Fund Information") and except as advised in writing to the Manager such Registration Statement, prospectuses and statements of additional information (including amendments) contain, as of their respective dates, no untrue statement of any material fact of which the Subadviser has knowledge and do not omit any statement of a material fact of which the Subadviser has knowledge that was required to be stated therein or necessary to make the statements contained therein not misleading.

X. Covenants. The Subadviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

          A. The Subadviser shall maintain the Subadviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

          B.  The  Subadviser's   performance  of  its  obligations  under  this
Agreement shall not conflict with any law, regulation or order to which the Subadviser is then subject;

          C. The Subadviser shall at all times comply with the Advisers Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectuses and statements of additional information (including amendments) and with any applicable procedures adopted by the Trust's Board of Trustees, provided that such procedures are identified in writing to the Subadviser;

          D. The Subadviser shall promptly notify the Manager and the Funds upon the occurrence of any event that might disqualify or prevent the Subadviser from performing its duties under this Agreement. The Subadviser shall promptly notify the Manager and the Funds if there are any changes to its organizational structure or the Subadviser has become the subject of any adverse regulatory action imposed by any regulatory body or self-regulatory organization. The Subadviser further agrees to notify the Manager of any changes relating to it or the provision of services by it that would cause the Registration Statement, prospectuses or statements of additional information (including amendments) for the Funds to contain any untrue statement of a material fact or to omit to state a material fact that is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Subadviser and Fund Information; and

          E. The Subadviser will render advice to the Manager regarding the investment of each Fund's assets that is consistent with maintaining the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code.

          F. The Subadviser shall provide to the Trust's Board of Trustees a copy of the Subadviser's Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act and any amendments thereto, and all certifications required under that rule.

XI. Use of Names.


          A. The Subadviser acknowledges and agrees that the names "The Weiss Fund" and "Weiss Money Management, Inc.," and abbreviations or logos associated with those names, are the valuable property of the Manager and its affiliates; that the Funds, the Manager and their affiliates have the right to use such names, abbreviations and logos; and that the Subadviser shall use the names "The Weiss Fund" and "Weiss Money Management, Inc.," and associated abbreviations and logos, only in connection with the Subadviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, Subadviser agrees to obtain prior written approval from Manager before using or referring to "The Weiss Fund" and "Weiss Money Management, Inc.," or the Funds or any abbreviations or logos associated with those names.

          B. The Manager acknowledges that "Delray" and "Delray Financial" and abbreviations or logos associated with those names are valuable property of Delray Financial Corporation and are distinctive in connection with investment advisory and related services provided by the Subadviser, the "Delray" name is a property right of the Subadviser, and the "Delray" and "Delray Financial" names are understood to be used by each Fund upon the conditions hereinafter set forth; provided that each Fund may use such names only so long as the Subadviser shall be retained as the investment subadviser of the Fund pursuant to the terms of this Agreement. C. The Subadviser acknowledges that each Fund and its agents may use the "Delray" and "Delray Financial" names in connection with accurately describing the activities of the Fund, including use with marketing and other promotional and informational material relating to the Fund with the prior written approval always of the Subadviser. In the event that the Subadviser shall cease to be the investment subadviser of a Fund, then the Fund at its own or the Manager's expense, upon the Subadviser's written request: (i) shall cease to use the Subadviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions that may be necessary or desirable to effect the foregoing and to reconvey to the Subadviser all rights which a Fund may have to such name. The Manager agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and the Subadviser agrees to allow the Funds and their agents a reasonable time to effectuate the foregoing.

          D. The Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

XII. Reports by the Subadviser and Records of the Funds.

         The Subadviser shall furnish the Manager information and reports necessary to the operation of the Funds, including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually agreed. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Trust any legal process served upon it on behalf of the Manager or the Trust.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of each Fund. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

XIII. Indemnification.

         The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Manager, the Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Subadviser's responsibilities as subadviser of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's Registration Statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Manager agrees to indemnify and hold harmless the Subadviser, any affiliated person of the Subadviser and each controlling person of the Subadviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

XIV.              Notices.

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter specify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

                  If to the Manager:        WEISS MONEY MANAGEMENT, INC.
                                            4176 Burns Road
                                            Palm Beach Gardens, FL 33410
                                            Attention: Clara A. Maxcy

                  If to the Trust:          THE WEISS FUND
                                            4176 Burns Road
                                            Palm Beach Gardens, FL 33410
                                            Attention: Clara A. Maxcy

                  If to the Subadviser:     DELRAY FINANCIAL CORPORATION
                                            10356 St. Andrews Road
                                            Boynton Beach, Florida 33436
                                            Attention: John N. Breazeale

XV. Limitation of Liability of the Trust, its Trustees, and Shareholders.

         It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

XVI. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

XVII. Severability.

         Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

XVIII. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

         IN WITNESS WHEREOF, WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                               WEISS MONEY MANAGEMENT, INC.
                                               By: /S/ CLARA MAXCY
                                                   ---------------
                                                   Title:  Vice President


                                               DELRAY FINANCIAL CORPORATION
                                               By: /S/ JOHN N. BREAZEALE
                                                   ---------------------
                                                   Title:  President

                                   SCHEDULE A
                        TO SUBADVISORY AGREEMENT BETWEEN
          WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                          DATED AS OF __________, 2002
                       -----------------------------------



Funds:


Weiss Millennium Opportunity Fund
Weiss Treasury Only Money Market Fund

                                   SCHEDULE B
                        TO SUBADVISORY AGREEMENT BETWEEN
          WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                         DATED AS OF ____________, 2002
                       ----------------------------------


Fee schedule:


Weiss Millennium Opportunity Fund: The Adviser shall pay the Subadviser as compensation for the Subadviser's services to be rendered hereunder a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter.

Weiss Treasury Only Money Market Fund: The Adviser shall pay the Subadviser as compensation for the Subadviser's services to be rendered hereunder a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter.